Re: Questions 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Global Emerging Markets Sector Leader Fund (Series 1)
	Asia Sector Leader Fund (Series 2)
	China Sector Leader Fund (Series 3)
	Brazil Sector Leader Fund (Series 4)
        Global Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at October 31, 2011:

 	 			NAV	  Shares Outstanding
   						(000's)

Class A:

Global Emerging Markets
   Sector Leader Fund       	9.20            83
Asia Sector Leader Fund	     	8.67            52
China Sector Leader Fund     	8.63            51
Brazil Sector Leader Fund    	9.08            59
Global Emerging Markets
   Great Consumer Fund		10.00		62
Asia Great Consumer Fund	8.52 		64

Class C:

Global Emerging Markets
   Sector Leader Fund       	9.13            86
Asia Sector Leader Fund	     	8.61           	51
China Sector Leader Fund     	8.56            54
Brazil Sector Leader Fund    	9.01            51
Global Emerging Markets
   Great Consumer Fund		9.93 		47
Asia Great Consumer Fund	8.46		47

Class I:

Global Emerging Markets
   Sector Leader Fund       	9.24            1,460
Asia Sector Leader Fund	     	8.71            1,017
China Sector Leader Fun      	8.64            854
Brazil Sector Leader Fund    	9.08 	        854
Global Emerging Markets
   Great Consumer Fund		10.03		1,372
Asia Great Consumer Fund	8.54		1,578